CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the references to our firm in the Post-Effective Amendment No. 100 to the Registration Statement on Form N-1A of Professionally Managed Portfolios and to the use of our report dated April 21, 2000 on the financial statements
and  financial   highlights   of  Women's   Equity  Mutual  Fund,  a  series  of
Professionally  Managed  Portfolios.  Such  financial  statements  and financial highlights appear in the 2000 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.


                                             /s/ Tait, Weller & Baker

                                             TAIT, WELLER & BAKER

PHILADELPHIA, PENNSYLVANIA
JULY 20, 2000